Exhibit 99.1

Delamare One Limited
(formerly iVillage UK Limited)

Financial statements
for the 52 week periods ended
26 February 2005 and 28 February 2004

Delamare One Limited

Report of Independent Auditors

To the Shareholder of Delamare One Limited (formerly iVillage UK Limited):

In our opinion, the accompanying balance sheets and the related profit and loss accounts and cash flows present fairly, in all material respects, the financial position of Delamare One Limited (formerly iVillage UK Limited) at 26 February 2005 and 28 February 2004, and the results of its operations and its cash flows for the 52 week periods then ended, in conformity with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 21 to the financial statements.

PricewaterhouseCoopers LLP
St Albans, United Kingdom
14 July 2005

Delamare One Limited

Profit and loss account for the 52 week periods ended 26 February 2005 and 28 February 2004

	Note	2005	2004
		£’000	£’000

Turnover – external		1,420	1,384
Turnover – related parties		108	30
Turnover		1,528	1,414
Cost of sales – external		(369)	(379)
Cost of sales – related parties		(85)	(203)
Cost of sales		(454)	(582)
Gross profit		1,074	832
Administrative expenses – external		(490)	(1,152)
Administrative expenses – related parties		(1,674)	(1,903)
Administrative expenses		(2,164)	(3,055)
Operating loss	2	(1,090)	(2,223)
Profit on disposal of fixed assets		—	2
Net interest receivable and similar income	7	—	5
Loss on ordinary activities before taxation		(1,090)	(2,216)
Taxation	8	—	—
Retained loss for the financial period	16	(1,090)	(2,216)

All items dealt with in arriving at the operating losses relate to discontinued operations (see Note 22).

The Company has no recognised gains and losses other than the losses above and therefore no separate statements of total recognised gains and losses have been presented.

There is no difference between the losses on ordinary activities before taxation and the retained losses for the periods stated above and their historical cost equivalents.

The accompanying notes form an integral part of these financial statements.

Delamare One Limited

Balance sheets as at 26 February 2005 and 28 February 2004

	Note	2005	2004
		£’000	£’000

Fixed assets	9	18	360
Current assets
Debtors	10	2,306	2,567
Cash at bank and in hand		780	383
		3,086	2,950
Creditors – amounts falling due within one year	11	(4,344)	(3,460)
Net current liabilities		(1,258)	(510)
Total assets less current liabilities		(1,240)	(150)

Capital and reserves
Called up share capital	15	18	18
Share premium account	16	12,006	12,006
Profit and loss account deficit	16	(13,264)	(12,174)
Equity shareholder’s deficit	17	(1,240)	(150)

The accompanying notes form an integral part of these financial statements.

Delamare One Limited

Cash flow statements for the 52 week periods ended 26 February 2005 and 28 February 2004

	Note	2005	2004
		£’000	£’000
Net cash inflow from operating activities	12	411	132
Return on investment and servicing of finance
Interest received		—	5
Net cash inflow from returns on investments and servicing of finance		—	5
Capital expenditure and financial investment
Purchase of fixed assets		(26)	(351)
Sale of fixed assets		12	22
Net cash outflow for capital expenditure and financial investment		(14)	(329)
Net cash inflow / (outflow) before and after use of liquid resources and financing		397	(192)
Increase / (decrease) in net cash	13	397	(192)

Reconciliation of net cash flow to movement in net funds

		2005	2004
		£’000	£’000
Increase / (decrease) in cash in the period	13	397	(192)
Movement in net funds in the period		397	(192)
Net funds at start of period		383	575
Net funds at end of period	13	780	383

The accompanying notes form an integral part of these financial statements.

Delamare One Limited

Notes to the financial statements

1                              Accounting policies

The financial statements have been prepared in accordance with applicable accounting standards in the United Kingdom.

Basis of accounting

The financial statements are prepared under the historical cost convention. The financial statements have not been prepared under section 226 of the Companies Act 1985.

Basis of preparation – going concern

The Company has incurred losses in every period since inception. For the 52 weeks ended 26 February 2005 the Company has incurred a loss on ordinary activities before taxation of approximately £1.0 million and at 26 February 2005 had net liabilities of approximately £1.2 million. Management expects operating losses to continue for the foreseeable future and is therefore dependent on its parent company providing financial support over the next 12 months. The parent company has confirmed to the Company’s board that it will provide such financial support for a period of 12 months from the date of issuance of these financial statements.  These financial statements have been prepared on a going concern basis and as a consequence, these financial statements do not include any adjustments that would be required if such support was not available.

Fixed assets

The cost of fixed assets is their purchase cost, together with any incidental expenses of acquisition. Depreciation is calculated so as to write off the cost of fixed assets, less their estimated residual value, on a straight-line basis over their estimated useful economic lives.

On 17 March 2003 the Company entered into a 20 year licence agreement with iVillage Inc. to provide content and certain other intellectual property to the Company in exchange for an upfront payment and ongoing royalties. The upfront payment of £289,000 is included within the cost of fixed assets and is depreciated over the useful economic life of the asset. Royalties are charged to the profit and loss account as incurred.

The estimated useful economic lives of significant classes of asset are:

Computer equipment	3 years
Fixtures and fittings	5 years
Licence agreement	20 years

Impairment of fixed assets

Assets that are subject to depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.  The recoverable amount is the higher of an asset’s net realisable value and value in use.  The value in use is determined by the present value of the future cash flows obtainable as a result of the asset’s continued use, including those resulting from its ultimate disposal  For the purposes of assessing value in use, the Company has determined that it has one income-generating unit.

Foreign currencies

Assets and liabilities expressed in foreign currencies are translated into sterling at rates of exchange ruling at the balance sheet date or at the agreed contractual rate.  Transactions in foreign currency are translated at the rate ruling at the date of the transaction.  All differences on exchange are taken to the profit and loss account.

Pensions

The company is part of a multi-employer defined benefit scheme run by its ultimate parent undertaking Tesco PLC , where its share of the underlying assets and liabilities of the pension scheme cannot be identified. The pension charge included in the profit and loss account is accounted for on a basis as if the contributions paid by the company were accounted for as if the scheme were a defined contribution scheme.

Turnover

Turnover represents the invoiced value of goods and services supplied, excluding value added tax and trade discounts. Turnover is derived primarily from the sale of sponsorship and advertising contracts. Sponsorship revenues are derived principally from contracts designed to support the customer’s broad marketing objectives, including brand promotion, awareness, product introductions and online research. Sponsorship agreements typically include the delivery of impressions on the company’s Web sites. An impression is the viewing of promotional material on a Web page, which may include rich media and display or banner advertisements, links, buttons or other text or images. As part of a small number of sponsorship agreements, sponsors selling products may provide the Company with a commission on sales of its products generated through the Company’s Web sites. To date, amounts received from the sale of sponsors’ products have not been significant.

Advertising revenues are derived principally from short-term advertising contracts in which the Company typically guarantees a minimum number of impressions or pages to be delivered to users over a specified period of time for a fixed fee or based on actual impressions delivered. Sponsorship and advertising revenues for fixed fee contracts are recognised rateably in the period in which the advertisement is displayed on the straight-line basis over the period of service.

Deferred taxation

The charge for taxation is based on the profit or loss for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision for deferred tax is made insofar as a liability or asset arose as a result of transactions that had occurred by the balance sheet date and gave rise to an obligation to pay more tax in the future, or a right to pay less tax in the future. Deferred tax assets are recognised to the extent that the transfer of economic benefits relating to these assets in the future is more likely than not. Deferred tax assets and liabilities have not been discounted.

Leasing

The cost of operating leases in respect of land and buildings and other assets is expensed on a straight line basis.

2                              Operating loss

	2005	2004
	£’000	£’000
Operating loss is stated after charging
Depreciation of fixed assets
- Owned assets (excluding licence fee impairment)	96	272
- Licence impairment(1)	260	—
Operating lease charges
- Land and buildings	—	184
Other commitments - licence royalty payments	184	177
Auditor’s remuneration
- Audit services	14	9

(1)           The capitalised licence costs were written down to £Nil in 2005 as the directors are of the opinion that following the decision of the Company to sell its trade and assets to iVillage Inc. (see Note 22) the licence has no significant ongoing benefit to the Company.

3                              Employee costs

	2005	2004
	£’000	£’000
Wages and salaries	1,007	1,451
Social security costs	87	153
Other pension costs	85	66
Staff costs	1,179	1,670

4                              Employee information

The average monthly number of persons (including executive directors) employed by the Company during the period was:

By activity:	2005	2004
Sales	6	7
Administration	23	27
Average number of persons employed	29	34

5                              Pension costs

The cost of contributions to the group scheme amounted to £85,000 in 2005 (2004: £66,000), being 10.5% of pensionable salary. An actuarial valuation of the Tesco PLC Group scheme was undertaken on 31 March 2002 and a deficit of approximately £159 million was identified. No pension contributions were outstanding at each period end. This shortfall will be met via increased contributions over a period of ten years, being the expected average remaining service lifetime of employed members. Further disclosure relating to the group defined benefit scheme can be found in the Tesco PLC Annual Report and Financial Statements 2005.

6                              Directors’ emoluments

The directors are not remunerated directly by the Company for their services provided to the Company. Such emoluments are borne by either Tesco PLC or iVillage Inc, dependent on whether a director is an employee of Tesco PLC or iVillage Inc., respectively. All directors of the Company provide significant levels of services to either Tesco PLC or other subsidiary companies of Tesco PLC or iVillage Inc., respectively, and it is deemed that any services provided to the Company are of an insignificant nature, both in terms of time and costs. As a consequence no expenses in relation to directors’ emoluments are included in these financial statements for any of the periods presented. The directors of the Company also have share options and shares in the parent company, see Note 18.

7                              Net interest receivable and similar income

	2005	2004
	£’000	£’000
Net interest receivable	—	5

8                              Taxation

Deferred tax is calculated in full on temporary differences under the liability method using a tax rate of 30% (2004: 30%).

The calculation of the deferred tax asset or liability is based on the taxation rates that are expected to apply in the periods in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantially enacted at the balance sheet date.

The company has surrendered tax losses amounting to £1,080,000 (2004: £1,777,000) to the parent company without receiving any payment, which resulted in a benefit to the Group of £324,000 (2004: £533,000) for tax purposes. The company has not surrendered tax losses in respect of timing differences to group companies.  Accordingly, no tax losses other than timing differences are available for carry forward.  No deferred tax asset is recognised for such timing differences as the company has not recovered any value from them on the subsequent sale of the business.

	2005	2004
	£’000	£’000
Current tax
Corporation tax at 30%	—	—
Prior period corporation tax	—	—
	—	—
Deferred tax
Deferred taxation for the current period	—	—
Deferred taxation for the prior period	—	—
	—	—
Taxation	—	—

	2005	2004
	£’000	£’000
Loss on ordinary activities before tax	(1,090)	(2,216)
Loss on ordinary activities multiplied by the standard rate of corporation tax of 30% (2004: 30%)	(327)	(665)
Effects of:
Depreciation in excess of capital allowances for the period	1	57
Other short term timing differences	—	13
Expenses not deductible for tax purposes	2	5
Current period losses surrendered as group relief for which no payment was received	324	533
Current period losses carried forward	—	57
Taxation	—	—

9                              Fixed assets

	Computer equipment and fixtures and fittings	Intangible licence agreement	Total
	£’000	£’000	£’000
Cost or valuation
At 1 March 2004	721	289	1,010
Additions	26	—	26
Disposals	(588)	—	(588)
At 26 February 2005	159	289	448
Accumulated depreciation
At 1 March 2004	636	14	650
Charge for the period	81	15	96
Charge for the period - impairment	—	260	260
Disposals	(576)	—	(576)
At 26 February 2005	141	289	430
Net book amount
At 28 February 2004	85	275	360
At 26 February 2005	18	—	18

10                       Debtors

	2005	2004
	£’000	£’000
Trade debtors	885	491
Amounts owed by Group undertakings	1,119	1,088
Other debtors	204	906
Prepayments and accrued income	98	82
	2,306	2,567

11                       Creditors – Amounts falling due within one year

	2005	2004
	£’000	£’000
Trade creditors	51	42
Amounts owed to Group undertakings	3,655	3,058
Amounts owed to iVillage Inc.	96	121
Other creditors	274	146
Accruals	116	43
Deferred income	152	50
	4,344	3,460

12                       Cash flow from operating activities

Reconciliation of operating loss to net cash inflow from operating activities:

Discontinued operations	2005	2004
	£’000	£’000
Operating loss	(1,090)	(2,223)
Depreciation – charge for period	96	272
Depreciation – impairment	260	—
Decrease / (increase) in debtors	261	(704)
Increase in creditors	884	2,787
Net cash inflow from discontinued operating activities	411	132

13                       Analysis of changes in net cash

	At 1 March 2004	Cash flow	Other non cash changes	Exchange movement	At 26 February 2005
	£’000	£’000	£’000	£’000	£’000
Cash at bank and in hand	383	397	—	—	780

14                       Financial commitments

At the end of each of the financial periods the Company had annual commitments as follows:

	2005	2004
	£’000	£’000
Non-cancellable land & building lease – due between two and five years	290	290
Other commitments – due within one year	40	40
	330	330

The land and building lease obligations were borne by the Company until 31 December 2003, but from 1 January 2004 these obligations were assumed by the Tesco Group. The amounts shown above show the obligations assumed by the Tesco Group at the end of each of the financial periods.

Other commitments represents commitments for royalty payments to iVillage Inc., under a licence agreement entered into on 17 March 2003. The licence agreement can be terminated at the Company’s discretion by giving iVillage Inc. 90 days notice.

15                       Called up share capital

	2005	2004
	£	£
Authorised
4,500,000 ordinary A shares of £0.001 each	4,500	4,500
4,500,000 ordinary B shares of £0.001 each	4,500	4,500
8,181,818 ordinary C shares of £0.001 each	8,182	8,182
2,000,000 ordinary shares of £0.001 each	2,000	2,000
1,000,000 Convertible shares of £0.001 each	1,000	1,000
	20,182	20,182

	2005	2004
	£	£
Allotted, called up and fully paid
4,500,000 ordinary A shares of £0.001 each	4,500	4,500
4,500,000 ordinary B shares of £0.001 each	4,500	4,500
8,181,818 ordinary C shares of £0.001 each	8,182	8,182
1,000,000 Convertible shares of £0.001 each	1,000	1,000
	18,182	18,182

The holders of convertible shares are not entitled to participate in any dividend or other distribution, and do not hold the right to receive notice of, or attend and vote at, any general meeting of the Company. The holders of the convertible shares may elect to convert all of the convertible shares into an equal number of A shares conditional upon a relevant event as detailed in the Articles of Association of the Company. Once converted these shares shall rank pari passu in all respects and form one class with the ordinary shares then in issue.

The A, B and C ordinary shares rank pari passu in all respects save the allocation of profits by way of dividend distribution, or the allocation of the Company’s assets by way of capital distribution and, the rights detailed in the paragraph below. The distributions shall be in the proportion 50:49:1 with respect to A, B and C ordinary shares respectively if the distribution takes before the conversion of the convertible shares, and in the proportion 55:44:1 with respect to A, B and C ordinary shares if the distribution takes place after the conversion of the convertible shares.

Holders of C ordinary shares do not have the right to receive notice of or to attend and vote at any general meeting of the Company.

16                        Reserves

	Share premium account	Profit and loss account - deficit
	£’000	£’000
At 1 March 2004	12,006	(12,174)
Retained loss for the period	—	(1,090)
At 26 February 2005	12,006	(13,264)

17                        Reconciliation of movements in shareholder’s funds

	2005	2004
	£’000	£’000
Loss for the period	(1,090)	(2,216)
Opening shareholder’s deficit	(150)	2,066
Closing shareholder’s deficit	(1,240)	(150)

18                       Related party transactions

During the period the Company carried out a number of transactions with related parties, the names of the related parties and the nature of these transactions is shown below.

Related parties

Tesco PLC is the Company’s ultimate holding company, Tesco PLC and its subsidiary companies (the ‘Tesco Group’) are therefore related parties of the Company. Disclosure of transactions with iVillage Inc. is also given by virtue of its close association with the Company (see Notes 19 and 22).

Amounts paid by the Tesco Group recharged to the Company

The Tesco Group provides a variety of services to the Company, including paying certain suppliers on the Company’s behalf and the payment of the Company’s employees. An amount of £1,250,000 (2004: £1,475,000) is included within ‘Administrative expenses – related parties’ in the profit and loss account in relation to these services.  There is a £Nil charge (2004: £110,000) included within ‘Cost of sales - related party’ in the profit and loss account in relation to these services.  Amounts due in relation to these services are included within ‘Amounts owed to Group undertakings’ in Note 11.

Land and building lease assumed by the Tesco Group

Land and building lease obligations that until 31 December 2003 were borne by the Company were, from 1 January 2004, assumed by the Tesco Group. From 1 January 2004 onwards there is no charge to the profit and loss account for these assumed operating lease costs. The Company still has legal obligations in relation to the lease, as the lease has not been assigned to Tesco, and as a consequence the annual lease commitment is included in Note 14.

Amounts paid by the Company recharged to the Tesco Group

Certain costs have been incurred by the Company but have been recharged to the Tesco Group, principally time spent by the Company’s employees working for the Tesco Group. The total of these recharges in the period was £247,000 (2004: £Nil). The amount of £1,674,000 (2004: £1,903,000) shown as related party administrative expenses on the face of the profit and loss account is net of this recharge. There are no amounts due in relation to these costs at the balance sheet date.

Sales invoices raised by the Company on behalf of Tesco Group companies

The Company raises sales invoices on behalf of the Tesco Group in relation to advertising sold on other Tesco Group web sites. These transactions have no impact on the profit and loss account of the Company since no service has been provided by the Company.  The balance due to the Tesco Group is included within ‘Amounts owed to Group undertakings’ in Note 11.

Advertising on the Company’s web site paid for by the Tesco Group

Advertising services provided to the Tesco Group are shown separately on the face of the profit and loss account as ‘Turnover – related parties’. Amounts due from Tesco Group companies in relation to these advertising services are included within ‘Amounts due from Group undertakings’ in Note 10.

Provision of services by iVillage Inc. to the Company

iVillage Inc. provides services to the Company in relation to the running of the iVillage.co.uk web site, including web site hosting, ongoing web site maintenance and access to certain software applications. An amount of £85,000 (2004: £93,000) is included within ‘Cost of sales – related parties’ and £240,000 (2004: £251,000) is included within ‘Administrative expenses – related parties’ in the profit and loss account in relation to these services. An amount of £56,000 (2004: £91,000) is included in ‘Amounts owed to iVillage Inc.’ in Note 11 in relation to these services.

Royalties payable under licence agreement

Royalties are payable by the Company to iVillage Inc. for web site content and certain other intellectual property under a licence agreement dated 17 March 2003, as explained further in Note 1. Royalties paid of £184,000 (2004: £177,000) are included within ‘Administrative expenses – related parties’ in the profit and loss account. An amount of £40,000 (2004: £30,000) is included in ‘Amounts owed to iVillage Inc.’ in Note 11 in relation to these royalty payments.

Deferred consideration for the ordinary B shares

At the end of the financial period the Tesco Group owed the Company £1,012,000 (2004: £1,012,000) as deferred consideration in relation to the issue of the Company’s ordinary B shares. Amounts due are included within ‘Amounts owed by Group undertakings’ in Note 10.

Directors

None of the directors had any interests in the Company. The interests of Simon Uwins and Laura Wade-Gery in Tesco PLC are given below:

	Ordinary shares		Share options *
	2005	2004	2005	Granted	Exercised	2004
S Uwins	516,048	457,755	875,175	104,474	(73,074)	843,775
L Wade-Gery	194,362	114,897	369,404	92,800	—	276,604

*                 Executive share option scheme (1984, 1994 and 1996) and savings related share option scheme (1981), details of these schemes are set out in the annual report and financial statements of Tesco PLC.

19                       Change of ownership

As at 1 March 2003 the Company was a joint venture, between Tesco PLC, owning 50% of the allotted share capital and iVillage Inc, owning 50% of the allotted share capital. On 17 March 2003 Tesco PLC acquired iVillage Inc.’s holding in the Company, taking Tesco PLC’s ownership of iVillage UK Limited from 50% to 100%. On 17 March 2003 the Company also entered into an agreement with iVillage Inc. to license content and certain other intellectual property in exchange for an upfront payment and ongoing royalties.

20                       Ultimate parent company and parent undertaking of group of which the company is a member

The immediate parent company of the smallest group of undertakings for which group accounts are drawn up and of which the Company is a member is Tesco PLC.  The consolidated accounts of Tesco PLC are available to the public and are available from:

Tesco PLC, Tesco House, Delamare Road, Cheshunt, Hertfordshire, EN8 9SL, UK.

21                       Summary of differences between UK and US Generally accepted accounting principles

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”) which differs in certain significant respects from those generally accepted in the United States of America (“US GAAP”).  The significant differences that affect retained loss for the period and equity shareholder’s deficit of the Company are set forth below:

	Notes	2005	2004
		£’000	£’000
Retained loss for the financial period
Retained loss for the financial period under UK GAAP		(1,090)	(2,216)
US GAAP adjustments:
Revenue recognition	(a)	(35)	(182)
Business combinations	(b)	112	59
Restructuring costs	(c)	—	(144)
Capital distribution – licence fee	(e)	275	191
Stock based compensations	(f)	(69)	(20)
Net loss under US GAAP		(807)	(2,312)

	Notes	2005	2004
		£’000	£’000
Shareholder’s deficit
Equity shareholder’s deficit under UK GAAP		(1,240)	(150)
US GAAP adjustments:
Revenue recognition	(a)	(411)	(376)
Business combinations	(b)	(334)	(446)
Restructuring costs	(c)	(144)	(144)
Capital distribution – operating lease	(d)	174	39
Capital distribution – licence fee	(e)	—	(275)
Shareholder’s deficit under US GAAP		(1,955)	(1,352)

	Notes	2005	2004
		£’000	£’000
Summary statements of cash flows	(g)
Set out below is a summary of the consolidated statements of cash flows under US GAAP:
Net cash provided by operating activities		411	137
Net cash used in investing activities		(14)	(329)
Net cash provided by / (used in) financing activities		—	—
Net increase/(decrease) in cash and cash equivalents		397	(192)
Cash and cash equivalents at beginning of period		383	575
Cash and cash equivalents at end of period		780	383

Notes

(a)                          Revenue recognition

The UK accounting standard FRS5 - Application Note G is not as specific as US GAAP in dealing with  revenue recognition, which can lead to differences between UK and US GAAP in practice.

Under US GAAP, revenue generated from providing services is recognised in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition.  The following adjustments have been made to the retained loss to apply US GAAP.

1. Certain customer contracts did not provide assurance that collectibility was reasonably assured under US GAAP. In such cases, revenues are deferred until such times as collectibility was reasonably assured, subject to other revenue recognition criteria being met.

2. Certain customer contracts provided for specified customer acceptance clauses that under US GAAP, require deferral of the associated fees until such time as acceptance has occurred or clauses have lapsed. In such cases, professional service revenues are deferred until accepted, subject to other revenue recognition criteria being met.

3. Certain customer contracts provide for fees to be paid based on a guaranteed number of impressions or pages to be delivered to users over a specified period of time for a fixed fee. Under US GAAP, revenue should not be recognised until such times as the guaranteed number of impressions have been delivered.  In such cases, professional service revenues are deferred until the guaranteed number of impressions have been delivered, subject to other revenue recognition criteria being met.

(b)                          Business combinations

As discussed in Note 19, Tesco acquired the additional 50% of the Company’s outstanding share capital in March 2003 from iVillage Inc. for $50,000, making the Company a wholly-owned subsidiary. At the same time as this transaction occurred, the Company also agreed to licence content from iVillage Inc. for initial guaranteed payments of $750,000 in year 1, and additional royalty payments of $25,000 per month thereafter for the rest of the licence term of 20 years, subject to certain termination clauses.

In connection with a business combination, both UK and US GAAP require purchase consideration to be allocated to net assets acquired at their fair value on the date of acquisition. However, for UK GAAP purposes there is no requirement to “push-down” the new basis of accounting in the separate financial statements of the acquired subsidiary. Under US GAAP, SAB Topic 5-J requires such new basis to be recorded in the separate financial statements of the acquired subsidiary when the majority of the outstanding shares are acquired.

Business combinations US GAAP adjustments are as follows:

	Notes	2005	2004
		£’000	£’000
Business combinations net income adjustments:
Fixed assets – add back of depreciation	(i)	41	98
Goodwill impaired arising on acquisition, net	(ii)	71	—
Deferred revenue	(iii)	—	(39)
Net income adjustments		112	59

Business combinations shareholder’s deficit adjustments:
Fixed assets – net book value	(i)	(7)	(48)
Unallocated negative goodwill arising on acquisition	(ii)	—	(71)
Termination provisions	(iv)	(327)	(327)
Shareholder’s deficit adjustments		(334)	(446)

(i) Fixed assets and (ii) Goodwill

Based on the initial purchase price paid and the valuation of the company’s assets and liabilities on acquisition, the purchase price allocation under US GAAP is as follows:

£’000
Initial Purchase price consideration under US GAAP	493
Fair value of net assets acquired (net of negative goodwill assigned to long-lived assets of £146,000)	564
Unallocated negative goodwill arising on acquisition under US GAAP	(71)

Under UK GAAP, negative goodwill is shown as a separate negative item on the asset side of the balance sheet and is amortised to the income statement in the periods expected to be benefited. The noncurrent assets would continue to be depreciated over the estimated useful economic life of the asset. Under UK GAAP, the payments for the licence have been deemed as being separate from the purchase transaction and accordingly under UK GAAP the licence costs of £289,000 have been capitalised on acquisition. During 2004, additional royalty payments made of £177,000 were charged to the profit and loss account as the costs were incurred. In 2005, additional royalty payment costs of £181,000 were charged to the profit and loss account as the costs were incurred.

Under US GAAP, the payments for the licence have been deemed as being part of the purchase price on acquisition, incremental to the $50,000 payment for the shares, made up of the initial payments of $750,000 during year 1 and contingent consideration as it is resolved.

Under US GAAP, in accordance with FAS 141, Business Combinations, when the fair value of the identifiable acquired net assets exceeds the purchase price, the excess over cost is applied first to reduce the value assigned to certain noncurrent assets. Under US GAAP, depreciation on the noncurrent assets would be reduced accordingly as would the net book value of the long-lived assets on the balance sheet. Total depreciation reduction in 2005 and 2004 were approximately £40,500 and £97,500, respectively. Total decrease in the net book value of long-lived assets in 2005 and 2004 were approximately £7,000 and £48,000 respectively.

Under US GAAP, any unallocated negative goodwill, after being applied to noncurrent assets,  is reflected as an extraordinary gain in the income statement, unless the acquisition involves contingent consideration that, if paid or issued, would be recognised as an additional element of cost of the acquired entity. At the end of 2004, the unallocated negative goodwill of £71,000 was recognised as a liability as part of the proceeds were deemed to be contingent. In 2005, part of the contingent gain was deemed as being resolved and the excess of the fair value of the contingent consideration issued of £181,000 over the amount that was recognized as if it was a liability of £71,000 was recognized as goodwill. This goodwill of £110,000 was fully impaired in 2005. As the

UK GAAP profit and loss account included a charge of £181,000 in relation to these contingent royalty payments, the net effect on the income statement under US GAAP was a credit of £71,000.

(iii) Deferred revenue

Under UK GAAP, no specific guidance exists regarding the treatment of deferred revenue upon acquisition. Under US GAAP, the fair value of deferred revenue recognised on acquisition will record a current market profit margin on the assumed obligation to perform services after the consummation of the business combination.  No profit margin may be included for elements of the service or production process, such as the selling effort, that are completed prior to consummation. A decrease in revenue recognised in 2004 of £39,000 was required under US GAAP.

(iv) Termination provisions

Under UK GAAP, any costs, such as property lease costs of abandoned properties and employee termination benefits arising from exiting an activity of an acquired entity must be included in the profit and loss account in the period in which the cost is incurred. Under US GAAP, in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (“EITF 95-3”), property lease costs of abandoned properties and employee termination benefits have been included as liabilities on acquisition. The liability assumed on acquisition under EITF 95-3 was approximately £327,000.

(c)                          Restructuring costs

Under UK GAAP, certain costs associated with restructuring activities are provided for on a commitment basis. As a result of restructuring we have provided only for certain costs which have not been assumed by our parent under UK GAAP.

Under US GAAP, for those costs which could not be included under EITF 95-3, a determination was made on when these costs were committed in accordance with FAS 146, “Accounting for Costs Associated with Exit or Disposal Activities”. These costs have been included in the income statement at the fair value of the outstanding liability.

(d)                          Capital contribution - Operating lease costs

Under UK GAAP, certain costs associated with restructuring activities were assumed by our parent as of 1 January 2005. No additional costs were provided for in the Company’s financial statements after 31 December 2003.

Under US GAAP, the additional payments made on the remaining lease term by the parent were deducted from the outstanding liability previously accrued in relation to the abandoned property as a capital contribution from the parent.

(e)                          Capital distribution – initial licence fees

Under UK GAAP, the Company accounted for the payments made by it to iVillage Inc. in the first year of acquisition as licence fee payments which were capitalised as tangible fixed assets.

Under US GAAP, these costs were deemed as being part of the purchase price on acquisition, and as made by the Company rather than its parent are deemed as being a capital distribution to parent.

(f)                            Stock-based compensation

Under UK GAAP, we are not required to charge to the profit and loss account any benefits accruing to individuals under our savings related share option schemes (“SAYE plans”) provided these are issued at certain appropriate discounts, nor other performance related share option schemes provided there is no intrinsic value in the share option,

Under US GAAP, SAYE schemes approved by the Inland Revenue in the UK are deemed as being compensatory in nature and the difference between the share price at the date of the option grant and the option exercise price is charged to the income statement over the option period, generally being three years. Under US GAAP, the estimated value of the benefits accruing to individuals during the period from share awards arising from Tesco’s long term share incentive plans, is remeasured at each reporting period and charged to the income statement over the remaining vesting period of the share awards. Under UK GAAP the intrinsic value charged to the income statement over the vesting period is measured at the date of grant.

(g)                         Cash flows

The statements of cash flows presented under UK GAAP and US GAAP present substantially the same information but may differ, however, with regard to classification of items within the statements.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid and management of liquid resources and financing.

Under US GAAP, however, only three categories of cash flow activity are reported: operating, investing and financing.  Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP are included as operating activities under US GAAP.  Capital expenditure and financial investment and acquisitions and disposals are included as investing activities under US GAAP.  Under US GAAP, capitalised interest is treated as part of the cost of the asset to which it relates and is thus included as part of investing cash flows.  Under UK GAAP, all interest is treated as part of returns on investments and servicing of finance.  The payment of dividends and cash flows associated with bank overdrafts and short-tem borrowing are included under financing activities and changes arising from the management of liquid resources are treated as either financing activities, investing activities or as an activity within cash and cash equivalents under US GAAP.

22                          Subsequent events

On April 29, 2005, iVillage Inc., through its subsidiary iVillage Limited, completed the acquisition of the trade and assets of the Company in exchange for £100,000. This acquisition was effected pursuant to an Agreement for the Sale and Purchase of the Business of the Company, dated 31 March 2005, between Tesco Stores Limited, the Company, iVillage Limited, and iVillage Inc.